UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

MEDICAL ACTION INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	0-13251	11-2421849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Expressway Drive South, Brentwood, New York		11717
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code (631) 231-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Waiver in Respect of Agreements Governing Principal Credit Facilities

On March 30, 2012, Medical Action Industries Inc., a Delaware Corporation (the “Company”), entered into Waiver No. 1 (the “Waiver”) to its Amended and Restated Credit Agreement, dated as of August 27, 2010, with various lenders (the “Lenders”) and JPMorgan Chase Bank, N. A. as Administrative Agent (as amended, the “Credit Agreement”).

The Waiver, which is dated as of March 30, 2012, is being furnished as an exhibit to this Form 8-K, and is incorporated by reference into this Item 1.01.

Amongst other matters, which are fully described in the exhibit, the Lenders agreed to waive certain defaults under the Credit Agreement that the Company expects will occur with respect to the Maximum Leverage Ratio and Fixed Charge Coverage Ratio, as such terms are defined in the Credit Agreement. The Waiver shall cease being effective on the earliest of: (i) May 31, 2012; (ii) a failure by the Company to provide certain projections, a financial advisor’s report, and a business plan within specified time periods; (iii) any date upon which the aggregate Revolving Credit Exposures exceed $21,670,000; and (iv) the occurrence or identification of any other Event of Default under the Credit Agreement. As of March 30, 2012, the aggregate outstanding Revolving Credit Exposures are $19,670,000. The Waiver further requires that the Company engage a financial advisor for the purpose of providing advice and analysis regarding options for restructuring the Company’s indebtedness; the Company has engaged CRG Partners to act in this capacity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Waiver No. 1, dated as of March 30, 2012, to Amended and Restated Credit Agreement, by and among Medical Action Industries Inc., various lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

The information in this Form 8-K is being furnished under Item 12 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ John Sheffield
John Sheffield
Chief Financial Officer

Dated: March 30, 2012

3